Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Slack Technologies, Inc.:
We consent to the use of our report with respect to the consolidated financial statements incorporated by reference herein.
/s/ KPMG LLP
San Francisco, California
June 7, 2019